EXHIBIT 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 949746FV8	FACE AMOUNT: $____________
REGISTERED NO. 1

WELLS FARGO & COMPANY

Callable Notes Linked to the Common Stock of Station Casinos, Inc.

due April 29, 2014

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Maturity Payment Amount (as defined below), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Stated Maturity Date (as defined below) (unless this Security or a portion hereof has been previously called for redemption or the Holder hereof has previously requested repayment of this Security or a portion hereof) and to pay interest on the Face Amount of this Security from April 29, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually on April 29 and October 29 of each year commencing October 29, 2004 at the rate of 0.25% per annum, until the Maturity Payment Amount (or the Redemption Price or the Repayment Price, as the case may be) is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day, as defined below), as the case may be, next preceding such Interest Payment Date. If an Interest Payment Date is not a Business Day, interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on such Interest Payment Date, and without any interest or other payment with respect to the delay. “Business Day” as used hereinabove is a day other than a Saturday, a Sunday or any other day on which banking institutions in Minneapolis, Minnesota or New York, New York are authorized or required by law or executive order to remain closed. References in this Security to the “Face Amount” of this Security or the Securities of this series shall mean the amount set forth on the face of such Security or Securities as its or their “Face Amount.”

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payment of the Maturity Payment Amount, the Redemption Price and the Repayment Price and interest on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota.

Determination of Maturity Payment Amount

“Maturity Payment Amount” shall mean, for each $1,000 Face Amount of this Security, the greater of (i) $1,000 and (ii) the Alternative Payment Amount, plus, in either case, accrued and unpaid interest to, but excluding, the Stated Maturity Date.

Set forth below are certain defined terms used in this Security in connection with the determination of the Maturity Payment Amount.

The “Alternative Payment Amount” shall mean, for each $1,000 Face Amount of this Security, the product of (i) the Settlement Value and (ii) the Multiplier, determined in each case as of the Valuation Date.

The “Closing Price” of the Index Stock on any day will be (1) if the Index Stock is listed on a national securities exchange on that date, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date on the principal United States exchange on which the security is listed or admitted to trading, (2) if the Index Stock is not listed on a national securities exchange on that date, or if the closing sale price or last reported sale price is not obtainable (even if the security is listed or admitted to trading on such exchange), and the security is quoted on the Nasdaq National Market, the closing bid price or, if no closing bid price is reported, the last reported bid price on that date as reported on the Nasdaq, and (3) if the Index Stock is not quoted on the Nasdaq on that date or, if the closing bid price or last reported bid price is not obtainable (even if the Index Stock is quoted on the Nasdaq), the last quoted bid price for the Index Stock in the over the counter market on that date as reported by the OTC

Bulletin Board, the National Quotation Bureau, or a similar organization. If no sale price is available pursuant to clauses (1), (2) or (3) above, the Closing Price on any date will be the arithmetic mean, as determined by the Company, of the bid prices of the Index Stock obtained from as many dealers in such Index Stock (which may include any of the subsidiaries or affiliates of the Company), but not exceeding three such dealers, as will make such bid prices available to the Company. A security “quoted on the Nasdaq National Market” will include a security included for listing or quotation in any successor to such system and the term “OTC Bulletin Board” will include any successor to such service.

“Index Stock” shall mean the common stock of Station Casinos, Inc. (the “Underlying Company”). References to the Index Stock and to the Underlying Company in this Security are references to the common stock of Station Casinos, Inc. as well as any other equity securities included in the calculation of the Settlement Value, and the issuers thereof, as a result of certain extraordinary corporate transactions involving Station Casinos, Inc. as described under “Adjustments to the Multiplier; Settlement Property,” unless the context indicates otherwise.

A “Market Disruption Event” with respect to the Index Stock will occur on any day if the Company determines any of the following:

•	A material suspension or material limitation of trading in the Index Stock has occurred on that day, in each case, during the one hour period preceding the close of trading on the primary organized U.S. exchange or trading system on which the Index Stock is traded or, if the Index Stock not listed or quoted in the United States, on the primary exchange, trading system or market for that security. Limitations on trading during significant market fluctuations imposed pursuant to New York Stock Exchange Rule 80B or any applicable rule or regulation enacted or promulgated by The New York Stock Exchange, any other exchange, trading system or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material. For purposes of this Security, “trading system” includes bulletin board services.

•	A material suspension or material limitation has occurred on that day, in each case, during the one hour period preceding the close of trading in options or futures contracts related to the Index Stock, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which those options or futures contracts are traded or otherwise.

•	Information is unavailable on that date, through a recognized system of public dissemination of transaction information, during the one hour period preceding the close of trading, of accurate price, volume or related information in respect of the Index Stock or in respect of options or futures contracts related to the Index Stock, in each case traded on any major U.S. exchange or trading system or, in the case of securities of a non-U.S. issuer, traded on the primary non-U.S. exchange, trading system or market for that security.

•	Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the Index Stock on the primary U.S. exchange or trading system on which the Index Stock is traded or, if the Index Stock is not listed or quoted in the United States, on the primary exchange, quotation system or market for that security, at any time during the one hour period preceding the close of trading on that day.

•	Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to the Index Stock on the primary exchange or trading system on which those futures or options contracts are traded at any time during the one hour period preceding the close of trading on that day.

•	The closure of the primary exchange or trading system on which the Index Stock is traded or on which futures or options contracts relating to the Index Stock are traded, in each case prior to its scheduled closing time unless the earlier closing time is announced by the primary exchange or trading system at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on the primary exchange or trading system and (2) the submission deadline for orders to be entered into the primary exchange or trading system for execution at the close of trading on such day.

•	The Company, or any of its affiliates, are unable, after using commercially reasonable efforts, to unwind or dispose of, or realize, recover or remit the proceeds of, any transactions or assets the Company deems necessary to hedge the equity price risk of entering into and performing its obligations with respect to the Securities of this series.

For purposes of determining whether a Market Disruption Event has occurred:

•	a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market; and

•	close of trading means 4:00 p.m., New York City time.

The initial “Multiplier” is 17.606577. The Multiplier will be adjusted in the manner set forth under “Adjustments to the Multiplier; Settlement Property.”

The “Settlement Value” as of a particular Trading Day will be the Closing Price of the Index Stock on such Trading Day. In addition, if any other equity securities, cash or other property are received by a holder of the Index Stock as a result of certain extraordinary corporate transactions (the “Settlement Property”), the Settlement Value will include the value of such Settlement Property determined as set forth under “Adjustments to the Multiplier; Settlement Property.”

“Stated Maturity Date” shall mean April 29, 2014; provided, however, that if a Market Disruption Event occurs or is continuing on April 24, 2014, the Stated Maturity Date will be postponed until three Business Days after the Valuation Date.

A “Trading Day” is each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which the primary exchange or trading system on which the Index Stock is traded and the primary exchange or trading system on which futures and options contracts relating to the Index Stock are traded are open for trading.

The “Valuation Date” is April 24, 2014; provided, however, that if a Market Disruption Event occurs or is continuing on April 24, 2014, the Valuation Date will be postponed to the next Trading Day on which there is not a Market Disruption Event.

Adjustments to the Multiplier; Settlement Property

No adjustment to the Multiplier or to the Settlement Value will be required other than those specified below. The Company may, at its sole discretion, make additional adjustments in other circumstances where it determines that it is appropriate to reflect those changes to ensure an equitable result.

Adjustments to the Multiplier and to the Settlement Value will be made by adjusting the Multiplier then in effect, by adding new securities or cash and/or by removing current securities in the circumstances described below. The Multiplier for any security included in the calculation of the Settlement Value will represent the number of those securities included in the calculation of the Settlement Value. For purposes of these adjustments, except as noted below, American Depositary Receipts (“ADRs”) are treated like common stock if a comparable adjustment to the foreign shares underlying the ADRs is made pursuant to the terms of the depositary arrangement for the ADRs or if holders of ADRs are entitled to receive property in respect of the underlying foreign share.

Extraordinary Corporate Transactions

•	If the Index Stock is subject to a stock split or reverse stock split, then once the split has become effective, the Multiplier will be adjusted. The Multiplier will be adjusted to equal the product of the number of shares outstanding after the split with respect to each share immediately prior to effectiveness of the split and the prior Multiplier.

•	If the Index Stock is subject to a stock dividend or stock distribution in such Index Stock that is given equally to all holders of shares, then once the Index Stock is trading ex-dividend, the Multiplier will be increased by the product of the number of shares issued with respect to one share and the prior Multiplier. The “ex-dividend date” with respect to any dividend, distribution or issuance is the first date on which common stock trades in the regular way on its principal market without the right to receive the dividend, distribution or issuance.

•	If the issuer of the Index Stock, or, if the Index Stock is an ADR, the foreign issuer of the underlying foreign share, is being liquidated or dissolved or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, the Index Stock will continue to be included in the calculation of the Settlement Value so long as the primary exchange, trading system or market is reporting a Closing Price for the Index Stock. If a Closing Price, including a price on a bulletin board service, is no longer available for the Index Stock, then the value of the Index Stock will equal zero for so long as no Closing Price is available, and no attempt will be made to find a replacement stock or increase the Settlement Value to compensate for the deletion of the Index Stock.

•	If the issuer of the Index Stock, or, if the Index Stock is an ADR, the foreign issuer of the underlying foreign share, has been subject to a merger or consolidation and is not the surviving entity and holders of the Index Stock are entitled to receive cash, securities, other property or a combination of those in exchange for the Index Stock, then the following will be included as Settlement Property:

•	To the extent cash is received, the Settlement Property will include, at the time holders are entitled to receive the cash consideration, an amount of cash equal to the product of the Multiplier and the cash consideration received for each share of the Index Stock plus accrued interest, and the Index Stock will not be included in the calculation of the Settlement Value and the Multiplier will not otherwise be used to calculate the amounts payable at Maturity. Interest will accrue beginning on the first London business day after the day on which holders receive the cash consideration until Maturity. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence. A “London business day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

•	To the extent that equity securities that are traded or listed on an exchange, trading system or market are received, once the exchange for the new securities has become effective, the Index Stock will not be included in the calculation of the Settlement Value and the Settlement Property will include the new securities. The Multiplier for the new securities will equal the product of the last value of the Multiplier of the Index Stock and the number of securities of the new security exchanged with respect to one share of the Index Stock. The value of the new securities on any Trading Day will be the Closing Price of such new securities on such Trading Day.

•	To the extent that equity securities that are not traded or listed on an exchange, trading system or market or non-equity securities or other property (other than cash) are received, once the exchange has become effective, the Company will determine the fair market value of the securities or other property received for each share of the Index Stock and the Settlement Property will include an amount of cash equal to the product of the Multiplier and such fair market value, and the Index Stock will not be included in the calculation of the Settlement Value and the Multiplier will not otherwise be used to calculate the amounts payable at Maturity. The Settlement Property will also include accrued interest on that amount. Interest will accrue beginning on the first London business day after the day on which the holders receive the securities or other property until Maturity. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

•	If all of the shares of the Index Stock are converted into or exchanged for the same or a different number of shares of any class or classes of common stock other than the Index Stock, whether by capital reorganization, recapitalization or reclassification, then, once the conversion has become effective, the Index Stock will not be included in the calculation of the Settlement Value and the Settlement Property will include the new common stock. The Multiplier for the new common stock included in the calculation of the Settlement Value will equal the product of the last value of the Multiplier of the Index Stock and the number of shares of the new common stock issued with respect to one share of the Index Stock.

•	If the issuer of the Index Stock, or if the Index Stock is an ADR, the issuer of the underlying foreign share, issues to all of its shareholders common stock or another equity security that is traded or listed on an exchange, trading system or market of an issuer other than itself, then the new common stock or other equity security will be added to the Settlement Property. For purposes of determining the value of such Settlement Property, the Multiplier for the new common stock or other equity security will equal the product of the last value of the Multiplier with respect to the Index Stock and the number of shares of the new common stock or other equity security issued with respect to one share of the Index Stock, and the value of the new common stock or other equity security on any Trading Day will be the Closing Price of such new common stock or equity security on such Trading Day.

•	If the Index Stock is subject to an extraordinary dividend or an extraordinary distribution (including upon liquidation or dissolution), determined by the Company in its good faith judgment, of cash, equity securities that are not traded or listed on an exchange, trading system or market, non-equity securities or other property of any kind which is received equally by all holders of the Index Stock, then the Settlement Property will include the following:

•	To the extent cash is entitled to be received, the Settlement Property will include on each day after the time that the Index Stock trades ex-dividend until the date the cash consideration is entitled to be received, the present value of the amount of cash to be received (such amount equal to the product of the Multiplier and the cash received for each share of Index Stock), discounted at a rate equal to LIBOR, with a term beginning that day and ending on the date that the cash is entitled to be received. When the cash consideration is received, the

Settlement Property will include such amount of the cash consideration, plus accrued interest. Interest will accrue beginning the first London business day after the day that holders receive the cash consideration until Maturity. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence. The Multiplier will not otherwise be used to calculate the amounts payable at Maturity with respect to such cash consideration.

•	To the extent that equity securities that are not traded or listed on an exchange, trading system or market or non-equity securities or other property (other than cash) are received, the Company will determine the fair market value of the securities or other property received for each share of Index Stock and the Settlement Property will include an amount of cash equal to the product of the Multiplier and such fair market value and the Multiplier will not otherwise be used to calculate the amounts payable at Maturity with respect to such property. The Settlement Property will also include accrued interest on that amount. Interest will accrue beginning on the first London business day after the day that one of the Company’s affiliates sells the securities or other property used to hedge its obligations under the Securities of this series until Maturity. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

•	If similar corporate events occur with respect to the Index Stock or any other equity securities included in the calculation of the Settlement Value, adjustments similar to the above will be made to reflect the economic substance of those events.

Cash Dividends

If, during the period from, but excluding, April 26, 2004 to the Valuation Date, the Redemption Valuation Date (as defined on the reverse hereof) or the Repayment Valuation Date (as defined on the reverse hereof), as the case may be, holders of record of the Index Stock are entitled to receive a cash dividend (other than an extraordinary cash dividend, as determined by the Company in its good faith judgment) from the Underlying Company and the amount of the dividend is less than the Base Dividend (as defined below) per share, including if the Underlying Company fails to declare or make a quarterly dividend payment on the Index Stock (as determined by the Company in its sole and absolute discretion), the Multiplier shall be reduced, effective at the close of business on the Business Day immediately preceding the ex-dividend date for the dividend (such business day, the “Effective Adjustment Date”), so that the new Multiplier equals the product of (1) the then current Multiplier and (2) one minus the quotient of (A) the Base Dividend minus the New Dividend and (B) the Closing Price (as defined below). In no event, however, will the Multiplier be reduced to less than zero. The “Base Dividend” is $0.175, subject to adjustment in the event of certain events affecting the Index Stock, such as stock splits, reverse stock splits or reclassifications, as determined by the Company, in its good faith judgment. The “New Dividend” shall be the dividend per share of the Index Stock, which may be zero, giving rise to the adjustment. For purposes of this adjustment only, the “Closing Price” shall be the per share Closing Price of the Index Stock on the Effective Adjustment Date

for the Index Stock dividend giving rise to the adjustment. If the Company determines in its sole and absolute discretion that the Underlying Company has failed to declare or make a quarterly dividend payment, the Effective Adjustment Date for adjusting the Multiplier will be the first Business Day immediately following the 27th day of each March, June, September or December, as applicable, and the Valuation Date, the Redemption Valuation Date or the Repayment Valuation Date, as the case may be.

If, during the period from, but excluding, April 26, 2004 to the Valuation Date, the Redemption Valuation Date or the Repayment Valuation Date, as the case may be, holders of record of the Index Stock are entitled to receive a cash dividend (other than an extraordinary cash dividend, as determined by the Company in its good faith judgment) from the Underlying Company and the amount of the dividend is more than the Base Dividend per share, the Multiplier shall be increased, effective at the close of business on the Effective Adjustment Date, so that the new Multiplier equals the product of (1) the then current Multiplier and (2) one plus the quotient of (A) the New Dividend minus the Base Dividend and (B) the Closing Price.

General Provisions

If more than one event occurs that requires adjustment to the Multiplier, the Company will adjust the Multiplier in the order in which each event occurs, and on a cumulative basis. Thus, after adjusting the Multiplier for the first event, the Company will then adjust the Multiplier for the second event. The second adjustment will be made to the Multiplier after adjustment is made for the first event, and so on for each subsequent event.

No adjustments of the Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Multiplier then in effect. The Multiplier resulting from any of the adjustments specified above will be rounded up or down to the nearest 0.000001, with 0.0000005 being rounded downward.

Within 30 Business Days following the occurrence of an event that requires an adjustment to the Multiplier, or, if later, within 30 Business Days following the date on which the Company becomes aware of the occurrence, the Company will provide written notice to the Trustee, which will provide notice to the Holders of the Securities of this series of the occurrence of the event, and a statement in reasonable detail setting forth the adjustment made to the Multiplier.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:
Its:

[SEAL]

Attest:
Its:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series designated therein described

in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

Callable Notes Linked to the Common Stock of Station Casinos, Inc.

due April 29, 2014

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate Face Amount to $63,000,000; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing, without the consent of the Holders of the Securities of this series, issue additional Securities with the same terms as the Securities of this series, and such additional Securities shall be considered part of the same series under the Indenture as the Securities of this series.

The Securities of this series will not be entitled to any sinking fund.

The Holder hereof may request that the Company repay this Security, in whole or in part. Such request may be made at any time up to and including the earlier of (i) the Business Day before the date the Company gives notice of its intention to redeem this Security or any portion hereof and (ii) eight Business Days before April 29, 2014. The “Repayment Price” for each $1,000 Face Amount of this Security on any Repayment Date will be equal to the product of (i) the Settlement Value and (ii) the Multiplier, determined in each case as of the Repayment Valuation Date, plus accrued and unpaid interest to, but excluding, such Repayment Date. The “Repayment Date” with respect to any request for repayment will be the eighth Business Day after the date on which the Company receives the election referred to below, unless payment is postponed because a Market Disruption Event occurs. The “Repayment Valuation Date” for purposes of calculating the Repayment Price for a Repayment Date will be the third Trading Day prior to such Repayment Date; provided, however, that if a Market Disruption Event occurs or is continuing on such day, the Repayment Valuation Date will be the next Trading Day on which there is not a Market Disruption Event and such Repayment Date will be postponed to three Business Days after the Repayment Valuation Date.

In order for this Security to be repaid, the Paying Agent must receive this Security with the form entitled “Option to Elect Repayment” on the reverse of this Security duly completed, or a telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, setting forth:

•	the name of the Holder of this Security;

•	the Face Amount of this Security;

•	the Face Amount of this Security to be repaid (which shall be equal to $1,000 or a whole multiple of $1,000);

•	the certificate number or description of the tenor and terms of this Security;

•	a statement that the option to elect repayment of this Security is being irrevocably exercised thereby; and

•	a guarantee that this Security with the form “Option to Elect Repayment” duly completed will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter (and this Security and form duly completed are so received).

The repayment option may be exercised by the Holder of this Security for less than the entire Face Amount of this Security, but in that event the Face Amount of this Security remaining outstanding after repayment must be in an authorized denomination.

Unless the Company defaults in payment of the Repayment Price, on and after a Repayment Date interest will cease to accrue on this Security or portions thereof for which repayment has been requested.

The Securities of this series are redeemable at the option of the Company at any time on or after April 26, 2007 to and including April 29, 2014, in whole or in part. The “Redemption Price” for each $1,000 Face Amount of this Security on any Redemption Date will be equal to the greater of (A) $1,000 and (B) the product of (i) the Settlement Value and (ii) the Multiplier, determined in each case as of the Redemption Valuation Date, plus, in either case, accrued and unpaid interest to, but excluding, such Redemption Date. The “Redemption Valuation Date” for purposes of calculating the Redemption Price for a redemption will be the date the Company gives notice to the Holders of the Securities of this series of such redemption; provided, however, that if a Market Disruption Event occurs or is continuing on such date, the Redemption Valuation Date will be the next Trading Day on which there is not a Market Disruption Event.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the applicable Redemption Date to each Holder of the Securities of this series to be redeemed.

Unless the Company defaults in payment of the Redemption Price, on and after a Redemption Date interest will cease to accrue on this Security or portion thereof called for redemption.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of Securities of this series.

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the Maturity Payment Amount (calculated as set forth in the next sentence) of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount hereof calculated as though the date of acceleration was Valuation Date. Upon payment of the amount so declared due and payable, all of the Company’s obligations in respect of payment of the Maturity Payment Amount shall terminate. The Securities of this series will not bear a default rate of interest after the occurrence of an Event of Default or an acceleration under the Indenture.

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each beneficial owner of this Security will be deemed to have agreed, for United States federal income tax purposes (i) to treat this Security as a single debt instrument subject to the Treasury regulations governing contingent payment debt instruments, (ii) to report all income (or loss) with respect to this Security according to those Treasury regulations, and (iii) to be bound by the Company’s determination of the “comparable yield” and the “projected payment schedule” (within the meaning of such Treasury regulations) for this Security, unless such beneficial owner timely discloses and justifies in its federal income tax return the use of a different comparable yield and projected payment schedule.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

No reference herein to the Indenture and no provision of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the interest and the Maturity Payment Amount (or the Redemption Price or the Repayment Price, as the case may be) at the times and place, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the interest or the Maturity Payment Amount (or the Redemption Price or the Repayment Price, as the case may be), or for any claim based on this Security, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THE HOLDER

ELECTS TO EXERCISE THE RIGHT TO REPAYMENT

The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or the portion thereof specified below), pursuant to its terms, on the Repayment Date specified in the within Security, at the Repayment Price specified in the within Security, to the undersigned, ___________________________________________________________________________________________, at ___________________________________________________________________________________________(please print or typewrite name and address of the undersigned).

For this option to elect repayment to be effective, the Company must receive, at the address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, either (i) this Security with this “Option to Elect Repayment” form duly completed, or (ii) a telegram, facsimile transmission or letter from a member of a national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name of the Holder of the Security, (b) the Face Amount of the Security and the amount of the Security to be repaid, (c) the certificate number or description of the tenor and terms of the Security, (d) a statement that the option to elect repayment is being irrevocably exercised thereby, and (e) a guarantee stating that the Security to be repaid with the form entitled “Option to Elect Repayment” on the addendum to the Security duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, facsimile transmission or letter (and such Security and form duly completed are received by the Company by such fifth Business Day). The address of the Paying Agent is Wells Fargo Bank, N.A., Sixth and Marquette, Minneapolis, Minnesota 55479.

If less than the entire Face Amount of the within Security is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000) which the Holder elects to have repaid: $ _____________.

If less than the entire Face Amount of the within Security is to be repaid, specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof) of the Security or Securities to be issued to the Holder for the portion of the within Securities not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid): $ ___________.

Date:
Notice: The signature to this Option to Elect Repayment must correspond with the name as written upon page 2 of the within Security in every particular without alteration or enlargement or any change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	—	__________________________________________ (Cust)	Custodian	__________________________________________ (Minor)

Under Uniform Gifts to Minors Act

__________________________________________

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint __________________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

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